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                                                                    EXHIBIT 10.5

                                 LEASE AGREEMENT

                        (unofficial English translation)

TABLE OF CONTENTS

Article 1                 Object
Article 2                 Destination of Use
Article 3                 Finishing Works
Article 4                 Sublease
Article 5                 Duration
Article 6                 Use of the Buildings
Article 7                 Rent and expenses
Article 8                 Representations and warranties of the Lessor
Article 9                 Improvements and Additions
Article 10                Maintenance
Article 11                Liability
Article 12                Insurance
Article 13                Termination
Article 14                Jurisdiction
Article 15                General
Article 16                Guarantee

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                                 LEASE AGREEMENT

                                     BETWEEN

PIRELLI CAVI E SISTEMI S.p.A., having its corporate seat in Milano, Viale Sarca
n. 222, capital(euro)12,694,200.00 fully paid up, registered with the Milan Companies Register, with the No. 197367 Milan Tribunal, fiscal code No. 00470500018, represented by Kevin Riddett, duly empowered in his capacity as Managing Director of the Company (hereinafter "Lessor" or "Pirelli"),

                                       AND

CORNING O.T.I. S.r.l., having its corporate seat in Milan, Viale Sarca n. 222, capital(euro)37,152,985.00 fully paid up, registered with the Milan Companies' Register; fiscal code and registration No 03540780156, registered with. R.E.A. No 958625, represented by. Adriano Zuccala, duly empowered, in his capacity as Chairman and managing Director appointed on December 12, 2000 by the Board of Directors of the Company (hereinafter "the Lessee" or "OTI")

                                     Whereas

(a) Lessor has the full and free ownership of certain real estate properties for industrial destination located in San Donato Milanese (Milano), Via Federico Fellini, consisting of about 55,000 square meter land, on which a number of buildings for industrial, services and offices use are located;

(b) on December 22, 2000 the Parties entered into a lease for some buildings existing on the land being the property of the Lessor, located in San Donato as per recital (a), of which one still to be built (the Technological Building as defined in paragraph 1.1(ii) below) and other to be restructured, indicated as "First Buildings", as well as new buildings to be built on another part of land, indicated

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         as the "Second Buildings", all based on a project and specifications agreed upon between Pirelli and OTI;

(c) With Pirelli's consent, OTI has installed equipment and machinery owned by OTI, among which "clean rooms" with machinery, "clean rooms" without machinery, and service equipment;

(d) OTI has communicated its decision to renounce the construction of "Second Buildings" to Pirelli , and has also communicated its intention to lease a part only of the "First Buildings", which in the meantime have been built and restructured by Pirelli, at the exception of the restructuring of the Office Building as defined in paragraph 1.1(iii) below, the plan of extraordinary maintenance of which is dealt with elsewhere in this agreement;

(e) therefore the Parties have negotiated in good faith a new agreement for the buildings located in San Donato with the purpose to supersede any preceding understanding and agreement between the Parties with respect to such buildings, and wish to enter into this lease in order to supersede and replace the agreement entered into on December 22, 2000.

Now Therefore in consideration of the above recitals. which are an integral part of this agreement, the Parties agree as follows:

ARTICLE 1. OBJECT

1.1 Lessor leases the real estate as listed below (hereinafter the "Buildings") to Lessee starting as of January 1(degree), 2003 (the "Effective Date"), on the terms and conditions as set forth hereinafter:

         (i) part of the production building consisting of two floors for an overall commercial area of about sqm. 11,000, restructured (the "Production Building");

         (ii) new technological building consisting of one underground floor and two floors for an overall area of sqm.. 3,200 (the "Technological Building");

         (iii) small offices building connected to the building under (i) above through a catwalk, consisting of three floors, without basement, for an overall commercial area of about sqm. 1,660, (the "Offices Building").

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         The Buildings under items (i), (ii) and (iii) above are marked by a grey broken line in the plan attached as Attachment 1.2 and by a blue broken line in the plans attached as Attachments "3/A" and "3/B".

1.2 Lessor furthermore grants Lessee the right to use the shared areas and equipments in proportion to the part of buildings occupied by Lessee, such shared areas and equipments consisting, among others, of the following: main and service driveway, internal and external parking, squares, green areas, fencing, lighting for parking and squares, sewage, disposal of sewage, plant ground, fire-fighting equipment (pumps area, underground ring, and fire plugs ), the power receiving building, (and related way), the wells and the drinking and non-drinking water network, goods elevators at the shared East-West corridor and related safety staircase and emergency liquids collecting and storage equipment.

         All Buildings are located in San Donato Milanese (Milan) Via Federico Fellini, and the area where they are is identified by a yellow perimeter in the plan attached as Attachment "1.2"; such area includes the shared parts, identified by the white areas (nether grey nor green); the parts identified by a blue broken line in the plan attached as Attachment 1.2 as well as those identified by a pink broken line in the plans attached as Attachments "3/A" e "3/B"are also shared parts.

1.3 The Parties acknowledge that one part of the Production Building, on two floors, as well as the buildings close to the entrance as identified by green broken line in the plan attached as Attachment 1.2 (the Further Buildings")are excluded from the lease.

ARTICLE 2. DESTINATION OF USE

2.1 The Buildings are leased for exclusive use as industrial facilities and activities related thereto (such as Data Processing Centre, Laboratories, Warehouse, etc.). The Parties acknowledge that the industrial destination does not include, other than within the limits set forth by the applicable legislation, dangerous or polluting activities, which might negatively affect [jeopardize] (be they attributable to the Lessee or to any agent other than the Lessee, including by way

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         of example noises, percussion, vibrations, radiations, magnetic fields, irritating non- protected lighting, gas and fine dust emissions, open-air storage not adequately concealed from the public and the houses nearby) the use of the industrial complex with respect to the neighbouring activities and residences.

2.2 Throughout the validity period of this agreement Lessee shall use the Buildings in compliance with the permits obtained by Lessee for the Lessee's activities and pursuant to the regulations in force from time to time now or in the future, Health Regulations as well as state and regional laws and relevant regulations, including those from the Municipality, requirements by the administrative authorities competent as to construction in general as well as those relating to the specific technical activity performed by Lessee.

ARTICLE 3. FINISHING WORKS

3.1 The Parties acknowledge that works of extraordinary maintenance of the Offices Building are in process for the purpose of rendering the mechanical, electrical and elevator equipments, the waterworks, lavatories, air conditioning, roofing, including rainspouts efficient and complying with the applicable laws and regulations. Plasterboard damaged by water are being repaired, a fire-cutting door is being installed, the cantilever roof is being repaired and the required masonry is being put in place. The above listed works are indicated in the technical specifications which constitute Attachment 2.

3.2 The Parties acknowledge that the works for the arrangement of the areas outside the Buildings as per the Project attached to the notice of starting works (D.I.A), including arrangement of the fencing.

3.3 The works under Paragraphs 3.1 and 3.2 shall be at Lessor's cost and expense, provided that the maximum amount of cost and expense to be sustained by Lessor for the works under paragraph 3.1 shall not exceed the amount of (euro) 200,000.00.

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3.4      On or before the Effective Date, the Buildings shall be handed over [by
         Lessor] to Lessee. Handing over shall be recorded in the minutes, which shall be made by both parties and shall contain the description of the state of the Buildings.

ARTICLE 4. SUBLEASE

4.1 Lessee may sublease the areas identified by red broken lines on blue background in the plans attached as Attachments "3/A" and "3/B", and, in addition thereto, laboratories, offices or service areas up to a maximum of 50% of the overall leased area.

4.2 Change of destination of the Buildings is not allowed; assignment of all or part of the lease is not allowed, not even in the framework of an assignment or contribution of business, unless consented to in writing by Lessor; such consent shall not be unreasonably withheld if the assignee of the business is, in the reasonable judgement of Lessor, sufficiently reliable as to its solvency and compliance with the obligations under this agreement vis-a vis the Lessor. However sublease or assignment to subsidiaries - as defined in article 2359 of the Italian Civil Code or to other affiliates of Lessee is allowed.

ARTICLE 5. DURATION

5.1 The lease of the Buildings shall become effective on the Effective date. Subject to the provisions under paragraphs 5.3 and 5.4 below, this lease has the duration of 6 (six)years from the Effective Date. Subject to article 27, last sentence of Law No. 392 del 27 July 1978, neither Party may withdraw from the agreement before the expiry date.

5.2 Upon written request, the Lessee shall be authorized to have access to the Buildings before the Effective Date for the purposes of the due performance of the activities relating to the services and of the production lines as well as the activities connected with the moving.

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5.3      On the first six year expiry, this agreement shall automatically renewed for a further six year period, unless the Lessee gives at least 12 months' notice, to be communicated in writing via registered mail. If Corning at any time during the validity of this agreement transfers the direct or indirect control of Lessee to third parties, Lessor undertakes to negotiate in good faith, upon request by Lessee, the payment by Lessee of the remaining rent (provided that the Lessor is obliged to endeavour for the remaining term of the lease, to lease the Buildings to third parties; in which case, Lessor shall reimburse the balance, if any, of the amounts received from Lessee and the amounts received from the third party lessees, up to expiration of the respective lease [to Lessee]. Therefore if the amounts received by Lessor from the third party lessee is equal to, or larger than, the amounts received by Lessor from Lessee, Lessor shall reimburse Lessee the entire amount paid by Lessee to Lessor). Furthermore, Lessee shall reimburse the costs incurred by Lessor for (a) payments to third parties relating to the cleaning of the leased areas in order to restate such areas into the same conditions as at the beginning of the lease to the extent required for the purposes of leasing the areas to third parties and (b) for the advertising relating the availability of the premises for lease to third parties.

5.4 It will be a just cause for termination of this lease at any time without any indemnification becoming due the liquidation by Lessee and by Corning (other than for a non material part thereof) of the activity of Lessee in the field of optical components as carried out by Lessee at the date hereof. The termination shall be effective as of the date set forth in the written notice, which date shall be no earlier than 6
         (six) month from the date when the notice was sent to Lessor by Lessee. The notice shall be sent by registered mail with confirmation of receipt confirmed by fax on the same day of mailing. The provisions of this agreement regulating the obligations of Lessee at the expiration of the agreement shall apply.

ARTICLE 6. UTILIZATION OF THE BUILDINGS

6.1 Lessee acknowledges that it has seen the Buildings and has found them in a good state for the purposes of lease, subject to completion of the works as per article 3

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         above, which the Lessor shall complete by December 31, 2003, provided that certain minor works and finishing works may be completed at a later date. Paragraph 6.3 shall apply to these latter works.

6.2 At the expiry [ termination] of this agreement Lessee shall hand over the Buildings to Lessor free from persons and goods and in the same state as they were received by Lessee, save for wear and tear by use and additions and improvements as per article 9 below.

6.3 For the purposes of performing the works under article 3 above and for the duration of such works, Lessee hereby allows Lessor to enter the Buildings also after the Effective Date..

6.4 Lessee furthermore undertakes to allow Lessor or any other third party who have been granted by Lessor for any reason the use of the Further Buildings, access thorough the shared areas for the purposes of the normal use of such Further Buildings.

6.5 The Parties acknowledge that the areas described in article 1.2, and listed as shared areas as well as the service equipment thereto are for the shared use by Lessee and Lessor and that therefore such areas may be used by Lessee, by Lessor and by such persons to whom to Lessor or Lessee respectively shall grant for any reason, the use of such areas and equipment. The related operating costs for ordinary maintenance, cleaning and surveillance shall be borne by the users in proportion to the leased or owned areas, respectively

ARTICLE 7. RENT AND OPERATING EXPENSES

7.1 The monthly rent is (euro) 75,000.00 plus VAT as of the Effective Date. However until Lessee shall have entered into subleases with third parties for the areas listed in paragraph 4.1 above, the monthly rent shall be (euro) 54,166.67 plus VAT, consequent to the more limited use of the Buildings. Provided that the rent of monthly (euro) 75.000,00 plus VAT shall be due starting on July 1(degrees),2003 latest.

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7.2      Lessee undertakes to pay Lessor advances on the rent due for the first two quarters of the lease, according to such timing and amounts as to allow Lessor to timely pay the invoices for the extraordinary maintenance works for the Offices Building, which are at Lessor's expense and are payable upon progress of works. The payment of the advances shall be effected on a monthly basis, upon prior presentation of the relevant documentation (copy of suppliers' invoices and progress of works statement)

7.3 The Parties agree that at the expiry of the 6th year lease and in case the lease is renewed, the rent for the further six years shall automatically be adjusted to make it up to the market rent, subject to material average increases having occurred before or at such date in the industrial area of San Donato and neighbouring areas with respect to the present market rents. For the purposes of this provision, it will be deemed to be "material" rent increases, increases in excess of 20% with respect to the rent of the preceding year.

7.4 If the increases under 7.3 above have occurred, the Parties undertake to negotiate in good faith the new rent applicable to the subsequent six years of lease. If notwithstanding the increase under article 7.3 above, the new rent has not been agreed upon within 30 days of the six-year expiry, the rent shall be established by an arbitrator mutually appointed by the Parties or, lacking agreement of the Parties, by the Chairman of the Milan Chamber of Commerce( who shall select the arbitrator among well known professionals in the field of the real estate lease market. In the determination of the rent the arbitrator shall take into account the following items in the following order: (i) the agreements already reached in writing by the Parties; (ii) the rents applicable to industrial building complexes for leases entered into in the preceding year, and (iii) the indications given by the associations in the same field. The Parties hereby undertake that they will treat the determinations by the arbitrator as the expression of their own will. Furthermore the Parties expressly agree that the arbitrator shall act according to his equitable judgement pursuant to article 1349, sentence 1, of the Italian Civil Code.

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7.5      The arbitrator shall complete the determination of the rent within 30 days of his appointment. If the appointed arbitrator can not perform his task as provided for in this paragraph, the Parties shall consult in order to mutually agree upon another arbitrator for the same task. Failing to reach the agreement, paragraph 7.4.above shall apply.

7.6 The fees and expenses for the performance of the arbitrator shall be paid 50% by Lessee and 50% by Lessor.

7.7 The rent shall be adjusted on an annual basis according to the maximum amount allowed by the law, which at present is 75% of the variation, ascertained by ISTAT, of the consumer price index for the families of workers and employees .

7.8 The rent shall be paid on a quarterly basis within the 20th day of the due dates of January 1st, April 1st, July 1st, October 1st of each year at the corporate seat of Lessor.

7.9 During the validity period of this agreement. Lessee shall bear the expenses for the utilities, such as water, lighting, power, gas, heating, and conditioning of the Buildings, as well as the operating expenses of the shared parts as per article 1.2. The above mentioned plants and equipment, the services present in the Buildings as well as the shared areas under article 1.2 shall be operated by Lessee directly or thorough a facility management company. Should Lessor for any reason, grant the use of the Further Buildings to third parties, Lessee undertakes to deliver such utilities, to the extent available, to the third parties at a price such as to allow the recovery of the fixed and variable costs of the production and distribution of such utilities up to the point of delivery as well as the expenses for the operation of the shared areas under art.1.2, plus a 10% compensation for coordination and administration costs Any costs sustained for rendering the services and supplying the utilities to the tenants of the Further Buildings shall be borne by such tenants.

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7.10     Lessee shall not delay or suspend payment of rent under this article beyond the deadlines established above, which deadlines are of the essence pursuant to article 1457 of the Italian Civil Code.

7.11 Any claims or objections shall have to be asserted in a separate law case. Furthermore Lessee shall not offset the rents against any Lessee's credits whatsoever .

ARTICLE 8. REPRESENTATIONS AND WARRANTIES BY LESSOR .

8.1      Lessor hereby expressly represents and warrants the following.

         (i) Lessor has the full ownership of the Buildings and all information furnished to Lessee with respect to the Buildings are true, complete and correct and the use of the Buildings by Lessee as described in this agreement is in no way prohibited;

         (ii) that as of the date hereof the Buildings are fit for the use and the present industrial activity of Lessee and meet the technical requirements and zoning requirements for the carrying out by Lessee of the activity that Lessee proposes to carry out, as described in this agreement and known to Lessor;

         (iii)    the Buildings are not subject to any restriction of any kind;

         (iv) as of the date hereof the Buildings are in compliance with the laws, regulations and permits applicable to the carrying out by Lessee of the activity that Lessee is proposing to carry out, as described in this agreement. To this purpose, Lessor shall deliver to Lessee copy of all relevant administrative documentation, technical certifications and authorizations;

         (v) Lessor has not and will not violate any applicable environmental laws, as a consequence of which the occupancy of the Buildings could be jeopardized or which could constitute a risk pursuant to the laws on safety at work as from time to time in force. Lessor furthermore undertakes, in case Dangerous Materials are ascertained to be present in the Building, in the shared areas or in the vicinity thereof- to the extent that the vicinity is such that the occupancy of the same is jeopardized or there are risks pursuant to the laws on safety at work from time to time - and evidence is given that

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                  such Dangerous Materials were present before the Effective
                  Date, to promptly remove the same at Lessor's sole expenses and to remain responsible for damages of any kind caused by the Dangerous Materials. For the purposes of this paragraph "Dangerous Materials" shall mean any material so defined by the applicable legislation in force.

8.2 Each declaration in this article 8 shall be true and correct as of the date of January 1st and until expiry of this agreement.

ARTICLE 9. IMPROVEMENTS AND ADDITIONS

9.1 Lessee declares that it has seen the Buildings and that the Buildings are fit for the use planned by Lessee. Lessee undertakes to hand the Buildings back at the expiry of the Agreement in the same conditions, save for normal wear and tear.

9.2 Additions as can not be removed without damaging the Buildings and changes (at the exception of minor changes which do not require the approval of the relevant competent authorities) shall not be effected by Lessee without the prior consent of Lessor, which shall not unreasonably withheld. Subject to the provisions of article 9.3 below, such additions and changes shall not be removed at the expiry of the agreement unless Lessor expressly agrees thereto. The following non-removable additions have already been made by Lessee with the consent of Lessor: building for pumps and extractors, polishing building, gas bunker, nitrogen tank base, wood-work for intermediate floor and epoxy varnishing on floor.

9.3 The improvements and the additions made by Lessee, e.g. the raceway for electrical wiring, the gas piping, water piping made or added and in general fixed equipment shall be retained by Lessor at the end of this agreement. Notwithstanding articles 1592 and 1593 of the Italian Civil Code, all improvements, changes and additions under this article 9.3 shall remain the ownership of the Lessor without any obligation as to any compensation or indemnification, which are hereby waived by Lessee. Provided that Lessor shall have the right at any time to require that they are removed and the Buildings are

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         brought back to the previous status at the expense of Lessee. The
         Parties acknowledge that the "clean rooms" in the Production Building, the "package"(pre-assembled)plants and the plants and removable equipment in the Technological Building have been already installed with the consent of Lessor and may be removed by Lessee at any time according to the requirements of production and at the end of the lease, if not removed earlier, shall be removed if Lessor so requests.

9.4 Lessee shall be responsible for plants and equipment and for any other goods that Lessee shall have put into the Buildings, including the "clean rooms" and shall bear any risk of loss of, or damage to, such plants, equipment and/or goods from the time each of them has been introduced into the Buildings, unless such events are attributable to Lessor.

ARTICLE 10. MAINTENANCE

10.1 Lessee undertakes to keep the Buildings in the same conditions as at the Effective Date, save for the improvements and the additions under article 9 above and for the reasonable wear and tear for use, compatible with regular and diligent maintenance and therefore shall have all ordinary maintenance works performed at its care for the purpose of keeping the Buildings, the areas and whatever handed over to Lessee in the same conditions as at the Effective Date. The related expenses, as better described in article 10.2 below, shall be borne by Lessee. The expense related to the shared areas shall be shared between Lessee and Lessor according to the same proportion as the used areas of the Production Building and of the Offices Building.

10.2     Expenses mentioned in paragraph 10.2 above- subject to the works under article 3. -, shall include the ordinary maintenance works, that is the works for preservation, to be performed regularly, inclusive of the works performed from time to time and those performed on an occasional basis for the purposes of reducing the progressive deterioration of the Buildings, plant and equipment. consequent to passing of time and use, such as, by way of example, the

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         restatement of plaster, painting of inside walls, maintenance of doors, windows and casings and parts thereof, cleaning, lubrication, tuning up of equipment, plants and parts thereof as well as small repairs, such as replacing of items of roofing, or single steps, single doors or windows, repairs to water plant, baths, heating and electric facilities.

10.3 If Lessee does not perform the repairs within a reasonable delay, Lessor may have such repairs performed at Lessee's expense.

10.4 Lessor shall perform the so called extraordinary maintenance pursuant to articles 1621 and 1622 of the Italian Civil Code. Such works shall include, without limitation, painting and or restoration of all or parts of outside walls, roofing, squares, parts of building, plants owned by and Lessor, replacement of all or material parts of machinery owned by Lessor.

10.5 The Parties acknowledge that the undertaking of Lessee to sustain the maintenance and repair expenses as per this article 10 has been taken into account in calculating the rent set forth in article 7.

10.6 Lessor shall have the right to inspect the Buildings, without interfering with the activities carried out therein and without infringing the safety regulations of the Buildings and the privacy of the employees of Lessee. If Lessor wishes to exercise its right to inspect the Buildings during the lease , Lessor shall inform Lessee by at least 5 working day's notice and shall ask Lessee's consent, which shall not be unreasonably withheld.

ARTICLE 11. LIABILITY

11.1 Lessee is hereby declared custodian of the Buildings starting on the Effective Date.

11.2 Lessee hereby declares Lessor exempt from any liability for direct and/or indirect damages to the extent that such damages are not consequent to facts or omissions

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         of Lessor or of the persons using the Further Buildings and shall be liable to the Lessor as well as to the third parties for any damages as follows.

         (i) damages caused by Lessee, which are suffered by Lessor or by third parties and which derive from the use of the Buildings, including, by way of example damages:

                  -        deriving from the use of gas, water and electricity,

                  - caused by vibrations, percussion, explosion, fire, overpouring of solvents, varnishes or other products for industrial use, pouring of water, gas leakages, immissions and emissions in excess of the limits set forth in the law and regulations and any damages deriving from environment pollution and from any unlawful or negligent use of the Buildings.

         (ii) damages caused by Lessee's employees or by any of the persons admitted, even on a temporary basis, into the Buildings.

11.3 Lessor shall not be liable for breakdown of the services or any other fact connected to the use or non-use of the Buildings for reasons not attributable to Lessor; however the Lessor shall endeavour to make good any such breakdowns as soon as possible.

11.4 Neither Lessor nor Lessee respectively shall be liable to the other Party for loss of profit, loss of use, loss of production, loss of contracts or for any further indirect or consequential damages suffered by the other Party, unless such damage has been caused by wilful misconduct or gross negligence.

11.5 Lessor shall endeavour to instruct and, if required, call the lessees and/or purchasers of the Further Buildings to order to the purpose that they should not cause any damage, trouble or interference whatsoever to the normal course of the activities of Lessee and to the propriety of the site. Lessee guarantees that its subleases under Article 4.1 above, shall not cause any damage, trouble or interference whatsoever to the normal activities of the other occupants of the Building or to the propriety of the site.

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ARTICLE 12. INSURANCE

12.1 Lessee undertakes to insure and keep insured the Building during the validity period of the lease against all risks connected with the lease and for the market values communicated by Lessor and accepted by Lessee.

12.2 Lessor undertakes to insure the property owned by Lessor (buildings and plants) for the actual value of the property against any risks not connected with the activity of Lessee. Such insurance shall also include all and any damages caused to Lessee, and to third parties by the buildings owned by Lessor and by the activities of Lessor, deriving from any cause other than the activities carried out by Lessee.

12.3 Insurance of Lessee shall include third party liability for buildings and all risks of loss or damage to the Building for causes attributable to Lessee and shall be adequate with respect to the materials used by Lessee and stocked in the Buildings and to the production of Lessee.

12.4 Lessee shall produce to Lessor the declaration by the Insurance Company(ies) containing the insurance conditions, insured risks and values insured. A similar declaration shall be produced by Lessor for Lessor's insurance.

12.5 Failure by Lessee to enter into the insurance or suspension or termination of the policy or inadequacy of the insured values to such an extent as to jeopardize the validity of the insurance, shall give Lessor the right to automatically adjust the values of the insurance at Lessee's expense. Notwithstanding such insurance made by Lessor, Lessee shall be obliged to reimburse Lessor the damage or part of a damage suffered by Lessor and attributable to Lessee.

ARTICLE 13. TERMINATION

13.1 Failure by Lessee to pay the rent under Article 7 as well as any material violation of any substantial obligation under this Agreement or under the law which is not made good within 30 days of Lessee's receiving the relevant notice from Lessor

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         shall result in the termination of the agreement due to Lessee's default and in the consequent obligation to pay the amounts due or reimburse the damages - as the case may be - pursuant to Article 1456 of the Italian Civil Code.

13.2 Failure by Lessee to obtain the consents required for its activity shall be deemed to be "serious reason" for withdrawal by Lessee from this agreement.

13.3 Should Lessor waive its right to avail itself of the termination clause [under 13.1], the delayed rent shall be paid by Lessee within 20 days subsequent to the 30 days of receipt of the relevant notice by Lessee, Lessor shall be entitled to be paid interest equal to prime rate by Credito Italiano Bank plus 3 (three).

ARTICLE 14. JURISDICTION

The Parties agree that any dispute arising out of the interpretation or the performance of this Agreement shall be submitted to the Tribunal of Milan exclusively.

ARTICLE 15. GENERAL

15.1 The provisions of this Agreement are valid and effective between the parties to the extent not in conflict with the specific provisions of law relating to lease to the extent mandatorily applicable.

15.2 For any purposes of this Agreement, including notices and service, the Parties hereby declare that they elect their domicile at the respective corporate seats set forth in this Agreement.

Notices via fax shall be effected to the following numbers:

         to Pirelli:         39 02 64423328
         to OTI:             39 02 64427788

15.3 This Agreement shall be registered care of Lessor; the related cost shall be shared by the Parties equally; Lessee may, at its option, request the recording provided for in Article 2643 n. 8 of the Italian Civil Code.

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15.4     For the purposes of Articles 34 and 35 of Law 392/1978, Lessee declares that the Buildings shall be utilized for activities which do not involve direct contact with the public (such as sales activities).

15.5 This Agreement is subject to 20% VAT pursuant to Article 31 bis of Law 154/89, as it refers to auxiliary buildings of cadastral category D.

ARTICLE 16. GUARANTEE

Corning Inc., a company established under the laws of the state of New York, USA, with headquarters at 1 Riverfront Plaza, 14831 New York, U.S.A (in this Agreement "Corning" and together with its subsidiaries "Corning Group"), owning the entire capital of the Lessee, by signing this agreement guarantees the payment of the annual rent, initially equal to (euro) 900,000.00 plus VAT pursuant to this agreement.

16.1 Upon Corning ceasing to own directly or indirectly the capital stock of Lessee, such guarantee shall be automatically terminated, on condition that it is replaced (i) by a guarantee of the new parent company, if any (as long as such new parent company at the time when replacing Corning in this guarantee is in a substantially similar financial position as Corning) or (ii) by bank guarantee securing such rental payment by Lessee for the remaining term of this Agreement.

16.2 Notwithstanding any of the above, if this agreement is terminated pursuant to Section 5.4, or under any other provision of this agreement following the winding up, voluntary or involuntary, in any form, of the optical components business of the Lessee whether or not such business is still within Lessee at that time or is in another part of Corning (save for any non material part thereof); then, upon such termination, all obligations of Corning under this guarantee shall terminate.

Milano, ______________________
Pirelli Cavi e Sistemi S.p.A.                         Corning O.T.I. S.r.l.

_______________________________                       __________________________
Corning Inc.
by ____________________________

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